MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the acquisition by MDI, Inc of STC Holdings, Inc. and are derived from our historical financial statements and the historical financial statements of STC Holdings, Inc.  The historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should not be considered representative of our future consolidated results of operations or financial positions

The following unaudited pro forma condensed combined financial information and explanatory entries present how the combined financial statements of MDI, Inc. and STC Holdings, Inc. have been combined as of September 30, 2007 (with respect to the balance sheet) and for the nine months ended September 30, 2007 and for the year ended December 31, 2006 (with respect to the statement of operations) had the acquisition occurred at the beginning of each period.  The unaudited pro forma condensed combined financial information shows the impact of the merger of MDI, Inc. and STC Holdings, Inc. on the financial position and results of operations under the purchase method of accounting with MDI, Inc. treated as the acquirer.  Under this method of accounting, the assets and liabilities of STC Holdings, Inc. are recorded by MDI, Inc. at the estimated fair values as of the date the merger is completed.

The merger with STC Holdings  provided for MDI, Inc. to pay 3,306,122 shares of MDI, Inc. common stock. In accordance with EITF Issue No. 99-12,  Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination , we have used $0.84 as the per share amount to value the common stock consideration paid to STC Holdings, Inc. shareholders.

The STC Holdings, Inc. acquisition was accounted for using the purchase method of accounting. The purchase price was paid on the October 8, 2007 closing date.  The purchase price was allocated to the assets acquired, including liabilities assumed, based on estimated fair values at the date of the acquisition. The value of assets and liabilities was estimated based on purchase price and future intended use.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined companies had the companies actually been combined as of the dates indicated.  This financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of MDI, Inc., reflected in its quarterly and annual SEC filings, and of STC Holdings, Inc. appearing elsewhere in this document.  In addition, as explained more fully in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the pro forma condensed combined financial information is preliminary and is subject to adjustment and may vary from the actual purchase price allocation that will be recorded as of the effective date of the merger.

MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AT SEPTEMBER 30, 2007
(in thousands, except share and per share data)

	MDI, Inc. (A)	STC Holdings, Inc. (B)	Pro Forma Adjustments	MDI, Inc. Pro Forma
Current Assets:
Cash and cash equivalents	$ 1,969	$ -	-	$ 1,969
Restricted cash	-	425	-	425
Accounts receivable	1,067	138	-	1,205
Inventories	466	-	-	466
Other current assets	232	-	-	232
Total current assets	3,734	563	-	4,297

Property and equipment, net	204	4,643	3,143 (C)	7,989
Goodwill	4,612	-	-	4,612
Other non current assets	529	98	-	628
Total assets	$ 9,079	$ 5,304	$ 3,143	$ 17,526
Current Liabilities:
Accounts payable	$ 595	57	-	$ 652
Accrued expenses	1,133	113	-	1,246
Deferred income	304	-	-	304
Notes payable	-	5,500	-	5,500

Total Liabilities	2,032	5,670	-	7,702

Stockholders' Equity:
Preferred stock	977	-	-	977
Common stock	321	1	(1)(C)	321
Additional paid in capital	141,451	-	2,777(C)	144,228
Subscription receivable	(2,600)	-	-	(2,600)
Accumulated deficit	(133,102)	(367)	367(C)	(133,102)
Total stockholders' equity	7,047	(366)	3,143	9,823
Total liabilities and stockholders' equity	$ 9,079	$ 5,304	$ 3,143	$ 17,526

Pro forma adjustments are computed assuming the merger transaction was consummated on September 30, 2007.

(A)    Represents MDI, Inc. historical balance sheet as of September 30, 2007.
(B)    Represents STC Holdings, Inc. historical balance sheet as of September 30, 2007.
(C)    This entry represents entries in consolidation to reflect step-up in basis of property and eliminate equity of STC Holdings, Inc.

MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(in thousands, except share and per share data)

	MDI, Inc. (A)	STC Holdings, Inc. (B)	Pro Forma Adjustments	MDI, Inc. Pro Forma

Net sales	$ 8,720	$ -	-	$ 8,720
Rental income	-	-	-(C)	-
	8,720	-	-	8,720
Cost of sales	4,419	-	-	4,419
Gross profit	4,301	-	-	4,301

Other operating costs:
Selling, general and administrative	10,751	184	-	10,935
Depreciation and amortization	534	-	-(C)	534
	11,285	184	-	11,469

Operating loss	(6,984)	(184)	-	(7,168)

Other income (expense):
Interest expense	-	(66)	-	(66)
Other, net	12	-	-	12
	12	(66)	-	(54)
Loss before income taxes and discontinued operations	(6,972)	(250)	-	(7,222)
Income taxes	-	-	-	-
Loss from continuing operations	(6,972)	(250)	-	(7,222)

Loss from discontinued operations	(12)	-	-	(12)
Net loss	(6,984)	(250)	-	(7,234)

Preferred dividends	(34)	-	-	(34)
Net loss allocable to common shareholders	$ (7,018)	$ (250)	-	$ (7,268)

Basic and diluted loss per share	$ (0.33)			$ (0.29)

Basic and diluted weighted average shares outstanding	21,472,634		3,306,122 (D)	24,778,756

Pro forma adjustments are computed assuming the merger transaction was consummated on January 1, 2006.

(A)    Represents MDI, Inc. historical statement of operations for the year ended December 31, 2006.
(B)    Represents STC Holdings, Inc. historical statement of operations for the year ended December 31, 2006.
(C)    Building placed into service in January 2007, lease terms and depreciation began January 2007.
(D)    STC Holdings, Inc. purchase price was 3,306,122 shares, increase reflects weighted average impact of January 1, 2006 acquisition assumption.

MDI, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(in thousands, except share and per share data)

	MDI, Inc. (A)	STC Holdings, Inc. (B)	Pro Forma Adjustments	MDI, Inc. Pro Forma

Net sales	$ 5,949	$ -	-	$ 5,949
Rental income	-	370	(123)(C)	247
	5,949	-	(123)	6,196
Cost of sales	2,686	-	-	2,686
Gross profit	3,263	370	(123)	3,510

Other operating costs:
Selling, general and administrative	7,312	61	(123)(C)	7,250
Depreciation and amortization	89	95	67(D)	251
	7,401	156	(56)	7,501

Operating loss	(4,138)	214	(67)	(3,991)

Other income (expense):
Interest expense	(49)	(327)	-	(376)
Other, net	511	-	-	511
	462	(327)	-	135
Loss before income taxes	(3,676)	(113)	(67)	(3,856)
Income taxes	(2)	-	-	(2)
Net loss	(3,678)	(113)	(67)	(3,858)

Preferred dividends	(25)	-	-	(25)
Net loss allocable to common shareholders	$ (3,703)	$ (113)	(67)	$ (3,883)

Basic and diluted loss per share	$ (0.12)			$ (0.13)

Basic and diluted weighted average shares outstanding	29,767,250		363,310 (E)	30,130,560

Pro forma adjustments are computed assuming the merger transaction was consummated on January 1, 2007.

(A)    Represents MDI, Inc. historical statement of operations for the nine months ended September 30, 2007.
(B)    Represents STC Holdings, Inc. historical statement of operations for the nine months ended September 30, 2007.
(C)    Elimination of rental income and expense charged by STC Holdings, Inc. to MDI, Inc.
(D)    Reflects additional depreciation expense related to step-up in basis of property.
(E)    On January 31, 2007, the Company entered into a Stock Purchase Agreement with Stratis Authority, Inc. (“Stratis”) pursuant to which Stratis agreed to purchase 5,306,122 shares of common stock (“Shares”).  Stratis assigned its rights to purchase the Shares to Ridgemont Investment Group LLC (“Ridgemont”) and the Company consented to the assignment on August 7, 2007 by entering into a Consent to Assignment of and Amendment to Stock Purchase Agreement pursuant to which Ridgemont agreed to purchase from the Company the Shares for the following consideration (“Purchase Price”): (a) $2,600,000 in exchange for 2,000,000 of the Shares; and (b) in exchange for 3,306,122 of the Shares, Ridgemont agreed to transfer to the Company all of the shares of STC Holdings, Inc. The 336,310 share increase represents the weighted average share impact of January 1, 2007 acquisition assumption.